EXHIBIT 99.1

Anne B. Le Grand Joins Accuray Board of Directors

SUNNYVALE, Calif., July 22, 2020 – Accuray Incorporated (NASDAQ: ARAY) announced today the appointment of Anne B. Le Grand to the company’s Board of Directors, effective as of July 16, 2020. In addition, she will serve on the Board’s Nominating and Corporate Governance Committee. With Ms. Le Grand’s appointment, the Accuray Board will consist of nine members.

Ms. Le Grand is an experienced healthcare executive with over 25 years of experience in the global healthcare technology industry. She brings invaluable expertise leading the development and commercialization of medical imaging technology, one of the most important areas of focus in the radiation oncology arena. Since 2016, Ms. Le Grand has served as Vice President IBM and General Manager Watson Health Imaging. Prior to joining IBM, Ms. Le Grand held multiple senior level leadership positions at Philips Health Systems, including most recently, Senior Vice President Healthcare and General Manager, Therapeutic Care. Previous to her tenure at Philips, Ms. Le Grand served as Senior Vice President Healthcare and General Manager Global X-ray for General Electric Healthcare, where she successfully launched refreshed portfolios across General Electric Healthcare’s global x-ray, mammography and lunar businesses.

“Anne’s appointment to the Board reinforces Accuray’s commitment to driving innovation of our product portfolio that meets the needs of an evolving radiation therapy market. She has a proven track record in the medical device industry for introducing market-driven products that are the foundation for consistent financial growth. Anne’s marketing acumen and global commercialization expertise will be invaluable during this important period in Accuray’s business,” said Joshua H. Levine, President and Chief Executive Officer.

“I’m delighted to have the opportunity to join Accuray’s Board of Directors and be a part of a company dedicated to improving the lives of people diagnosed with cancer, benign tumors, or neurologic disorders. I believe my experience can help the company take its industry-leading radiation therapy products to a new level, facilitating the achievement of long-term growth and profitability goals while making it easier for customers to attain their clinical and ROI objectives,” said Anne Le Grand.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) develops, manufactures and sells radiotherapy systems that are intended to make cancer treatments shorter, safer, personalized and more effective, ultimately enabling patients to live longer, better lives. Our radiation treatment delivery systems in combination with fully-integrated software solutions set the industry standard for precision and cover the full range of radiation therapy and radiosurgery procedures. For more information, please visit www.accuray.com or follow us on Facebook, LinkedIn, Twitter and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to expectations regarding the company’s products, growth and profitability. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, risks related to the effect of the COVID-19 pandemic, or the perception of its effects, on the company's operations and the operations of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products,

EXHIBIT 99.1

including new product offerings; the company's ability to effectively integrate and execute its China joint venture strategy; risks and uncertainties related to future Type A and B license announcements in China; risks inherent in international operations; and such other risks identified under the heading “Risk Factors” in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on May 8, 2020 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Investor Contact:

Joe Diaz

Investor Relations, Lytham Partners

+1 (602) 889-9700

diaz@lythampartners.com

Media Contact:

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com